Accountant's Consent


The Board of Directors
Mortgage.com., Inc.:

We consent to the use of our reports included herein and to the reference to our firm under the heading "Experts" in the prospectus.

                                             /s/ KPMG LLP


Fort Lauderdale, FLorida
July 21, 1999